UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

February 18, 2026

LIPOCINE INC.

(Exact name of registrant as specified in its charter)

Commission File No. 001-36357

Delaware	99-0370688
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)

675 Arapeen Drive, Suite 202

Salt Lake City, Utah 84108

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (801) 994-7383

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13©(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	LPCN	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR § 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR § 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition.

As of January 31, 2026, Lipocine Inc. (the “Company”) had approximately $19 million of cash and cash equivalents. The foregoing estimate is preliminary and unaudited and reflects the Company’s preliminary estimates with respect to its cash at January 31, 2026, based on currently available information and is subject to completion of financial closing procedures. This estimate should not be viewed as a substitute for the Company’s annual financial statements prepared in accordance with U.S. generally accepted accounting practices. Neither the Company’s independent auditors, nor any other independent accountants, have audited, reviewed, compiled, examined, or performed any procedures with respect to this preliminary financial information. Further, the Company’s preliminary estimated results are not necessarily indicative of the results to be expected for any future period as a result of various factors.

Item 7.01	Regulation FD Disclosure.

On February 18, 2026, the Company issued a press release announcing last patient last visit (LPLV) in our pivotal Phase 3 clinical trial of LPCN for postpartum depression (PPD). The press release is furnished as Exhibit 99.1 to this report and incorporated by reference herein.

Item 8.01	Other Events.

The information contained above in Item 2.02 is hereby incorporated by reference into this Item 8.01.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are filed with this report:

Exhibit No.	Description
99.1	Press Release announcing Last Patient Last Visit in Pivotal Phase 3 Trial of LPCN 1154 for Postpartum Depression

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIPOCINE INC.

Date:	February 18, 2026	By:	/s/ Mahesh V. Patel
Mahesh V. Patel
President and Chief Executive Officer